UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 15, 2010

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California  91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   (818) 362-8391

None
 (Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Offering of Senior Notes

On October 15, 2010, Tutor Perini Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) filed as exhibit 10.1 hereto and incorporated by reference herein, by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”), and Deutsche Bank Securities Inc. (the “Representative”), as representative of the several initial purchasers, relating to the issuance and sale of $300,000,000 in aggregate principal amount of its 7.625% senior unsecured notes due November 1, 2018 (the “Notes”). The Notes were priced at 99.258% of par.

The Notes are being offered to the initial purchasers as a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act, other obligations and termination provisions of the Company, certain of its subsidiaries and the initial purchasers.

Indenture Relating to 7.625% Senior Notes due 2018

On October 20, 2010, the Company completed the private placement of the $300,000,000 Notes from several initial purchasers. The initial purchasers subsequently sold the Notes to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act. The private placement of the Notes resulted in proceeds to the Company of approximately $293.2 million. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of October 20, 2010 by and among the Company, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”), filed as Exhibit 4.1 hereto and incorporated by reference herein.

The Notes will mature on November 1, 2018, and bear interest at a rate of 7.625% per annum, payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on May 1, 2011.  The Notes are senior unsecured obligations of the Company and will be guaranteed by each of the Guarantors.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates.  These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Notes will be redeemable, in whole or in part, on any time on or after November 1, 2014, at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any, to the redemption date.  At any time prior to November 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 107.625% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.  In addition, at any time prior to November 1, 2014, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus a “make whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable.  These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Registration Rights Agreement

On October 20, 2010, in connection with the private placement of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”), filed as Exhibit 4.2 hereto and incorporated by reference herein.  The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission and cause to become effective within 365 days after the date of the initial issuance of the Notes, a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act (the “Exchange Offer”), with terms substantially identical to those of the Notes, (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) keep the Exchange Offer open for at least 30 business days (or longer if required by applicable law); and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes.  If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, up to a maximum additional interest rate of 1.00% per annum.

Amendment to the Company’s Third Amended and Restated Credit Agreement

On October 4, 2010, the Company entered into a Third Amendment (the “Amendment”), filed as Exhibit 10.2 hereto and incorporated by reference herein, to the Company’s Third Amended and Restated Credit Agreement dated September 8, 2008, as amended by a Joinder Agreement dated February 13, 2009, a First Amendment dated February 23, 2009 and a Second Amendment dated January 13, 2010 (collectively, the “Existing Agreement”). The Amendment became effective on October 20, 2010 (the “Third Amendment Effective Date”), upon the issuance of the Notes under the Indenture.

The Amendment provides for, among other things, (i) the permitted incurrence of additional senior unsecured indebtedness up to $300 million under the Notes, (ii) the permitted incurrence of indebtedness under any preferred stock issued by the Company that provides for no mandatory cash payments, and no mandatory redemption or put rights until a date that is six months or more after the maturity date of the Existing Agreement, (iii) modifications to certain covenants to permit the Company’s consummation of the issuance of the Notes, and (iv) certain  other modifications to the Company’s financial covenants and certain other covenants.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01                      Regulation FD Disclosure

On October 18, 2010, the Company announced that it had priced a previously announced offering of $300 million of senior unsecured notes.  A copy of the press release is being furnished as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

4.1	Indenture, dated October 20, 2010, by and among the Company, certain subsidiary guarantors named therein and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement, dated October 20, 2010, by and among the Company, certain subsidiary guarantors named therein and the initial purchasers named therein.

10.1
Purchase Agreement, dated October 15, 2010, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as representatives of the several initial purchasers.

10.2	The Third Amendment to the Third Amended and Restated Credit Agreement dated October 4, 2010, effective October 20, 2010.

99.1	Press release dated October 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2010	Tutor Perini Corporation By: /s/Kenneth R. Burk
Kenneth R. Burk Executive Vice President and Chief Financial Officer